Exhibit 10.32

SECURITY AGREEMENT

This Security Agreement (“Agreement”) is executed as of March 15, 2002 between Altris Software, Inc., a California corporation (“Debtor”) and Spescom Ltd., a United Kingdom corporation (the “Secured Party”), who agree as follows:

1.  Definitions.  For purposes of this Agreement, the following definitions shall apply:

1.1.  ”Accounts” shall mean all “accounts” as defined in the UCC now owned or hereafter acquired by Debtor, including without limitation (a) all accounts receivable, contract rights, notes, drafts and other obligations or indebtedness owing to Debtor and arising from whatever source; (b) all present and future monies, securities, credit balances, deposits, deposit accounts and other property of Debtor now or hereafter held or received by or in transit to the Secured Party or their affiliates or at any other depository or other institution from or for the account of Debtor, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Accounts and other Collateral, including (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lien holder or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Accounts or other Collateral, including returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other Persons securing the obligations of account debtors; (c) all of the rights of Debtor in, to and under all purchase orders for goods, services or other property; (d) all monies due to or to become due to Debtor under all contracts for the sale, lease or exchange of goods or other property and/or the performance of services by it (whether or not yet earned by performance on the part of Debtor) and (e) all of the rights of Debtor to any goods, services or other property represented by any of the foregoing, in each case whether now in existence or hereafter arising or acquired including, without limitation, the right to receive the proceeds of said purchase orders and contracts and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

1.2.  “Collateral” has the meaning set forth in the Paragraph in this Agreement titled “Security Interests”

1.3.  “Default” shall mean any Event of Default and any event which with the passing of time or the giving of notice would, unless cured or waived, constitute an Event of Default.

1.4.  “Documents” shall mean all “documents” as defined in the UCC or other receipts covering, evidencing or representing goods, now owned or hereafter acquired by Debtor.

1.5.  “Equipment” shall mean all “equipment” as defined in the UCC (excluding motor vehicles, and railway rolling stock), now or hereafter used or acquired for use in the business or otherwise of Debtor (together with all accessions thereto and all substitutions and replacements thereof and parts therefor), whether or not the same shall be deemed affixed to real property, and all rights under or arising out of present or future contracts relating to the acquisition or use of the above.

1.6.  “Event of Default” shall mean any default by Debtor in the full and punctual performance of its obligations under this Agreement or the Loan.

1.7.  “General Intangibles” shall mean all “general intangibles” as defined in the UCC now owned or hereafter acquired by Debtor, including without limitation (a) all obligations or indebtedness owing to Debtor (other than Accounts) from whatever source arising, (b) all registered and unregistered (i) patent licenses, (ii) patents, (iii) trademark licenses, (iv) trademarks, (v) rights in intellectual property, (vi) trade names, (vii) service marks, (viii) trade secrets, (ix) copyrights, (x) permits, (xi) licenses, and (xii) applications for the foregoing, (c) goodwill, processes, drawings, blueprints and customer lists, (d) all rights or claims in respect of refunds for taxes paid, (e) all rights in respect of any pension plan or similar arrangement maintained for employees of Debtor or any of its Subsidiaries, and (f) the Subsidiary Interests.

1.8.  “Instruments” shall mean (a) all “instruments”, “chattel paper” or “letters of credit”, each as defined in the UCC, evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts, including without limitation promissory notes, drafts, bills of exchange and trade acceptances, and (b) notes or other obligations or indebtedness owing to a Debtor (including without limitation obligations of Debtor to any other Debtor) from whatever source arising, in each case now owned or hereafter acquired by Debtor.

1.9.  “Inventory” shall mean all “inventory” as defined in the UCC, now owned or hereafter acquired by Debtor, wherever located, including without limitation all raw materials and other materials and supplies, work–in–process and finished goods and any products made or processed therefrom and all substances, if any, commingled therewith or added thereto.

1.10.  “Lien” shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, including the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

1.11.  “Loan” shall mean collectively, all loans made by the Secured Party to the Debtor on even date herewith or subsequent hereto.

1.12.  “Note” shall mean, collectively, all promissory notes executed by Debtor in favor of the Secured Party on even date herewith or subsequent hereto.

1.13.  “Proceeds” shall mean all products and proceeds of, and all other profits, rentals or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or realization upon, any item or portion of the Collateral, including without limitation all claims of Debtor against third parties for loss of, damage to, destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral and any condemnation or requisition payments with respect to any Collateral, in each case whether now existing or hereafter arising.

1.14.  “Security Interests” shall mean the security interests securing the Secured Obligations, including without limitation the Security Interests granted pursuant to this Agreement.

1.15.  “Secured Obligations” shall mean the Note and all obligations, liabilities and indebtedness pursuant to the Loan, including, without limitation, principal, interest, charges, fees, costs and expenses, however evidenced, whenever arising (including without limitation arising after the commencement of any case with respect to Debtor under the United States Bankruptcy Code or any similar statute and including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case).

1.16.  “Site” shall mean the Debtor’s principal place of business located at the address set forth in the Paragraph in this Agreement titled “Notices”.

1.17.  “Subsidiary” shall mean, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Person performing similar functions are at the time directly or indirectly owned by such Person.

1.18.  ”Subsidiary Interests” shall mean any and all of Debtor’s interest in any Person, as a member, partner, shareholder or otherwise.

1.19.  “UCC” shall mean the Uniform Commercial Code as in effect on the date hereof in the State of California; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non–perfection of the Security Interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, then “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non–perfection.

2.  Representations and Warranties.  Except as set forth in writing to the Secured Party on even date herewith, Debtor represents and warrants to the Secured Party as follows (which shall survive the execution and delivery of this Agreement):

2.1.  Debtor has good and marketable title to all of the Collateral owned by it, free and clear of any Liens other than the Security Interests.

2.2.  Debtor has not performed any acts which might prevent the Secured Party from enforcing any of the terms and conditions of this Agreement or which would limit the Secured Party in any such enforcement.  Other than financing statements or other similar or equivalent documents or instrument with respect to the Security Interests, as of the date hereof and thereafter no financing statement, mortgage, security agreement or other similar or equivalent document or instrument covering all or any part of the Collateral is or will be on file or of record in any government office in any jurisdiction in which such filing or recording would be effective to perfect a Lien on such Collateral.  No Collateral is in the possession of any Person or entity whatsoever (other than Debtor) which has taken action to assert any claim thereto or security interest therein, except that the Secured Party or their designee may have possession of Collateral as contemplated hereby.

2.3.  The Security Interests constitute valid security interests under the UCC securing the Secured Obligations.

2.4.  This Agreement has been duly authorized, executed and delivered by Debtor and constitutes a valid and binding agreement of Debtor.  The execution, delivery and performance by Debtor of this Agreement, each filing, statement, supplementary assignment, pledge agreement or other document related to this Agreement to which Debtor is a party do not and will not contravene, or constitute (with or without the giving of notice or lapse of time or both) a default under, any provision of applicable law or regulation or of the charter or by–laws of Debtor or of any agreement, judgment, injunction, order, decree or other instrument binding upon it or result in the creation of any Lien (other than the Security Interests) on any asset of Debtor or any of its Subsidiaries.

2.5.  Debtor has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to be filed by it. All information in such tax returns, reports and declarations is complete and accurate in all material respects. Debtor has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Debtor and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

2.6.  There is no present investigation by any governmental agency pending, or to the best of Debtor’s knowledge threatened, against or affecting Debtor, its assets or business and there is no action, suit, proceeding or claim by any Person or entity pending, or to the best of Debtor’s knowledge threatened, against Debtor or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which if adversely determined against Debtor would result in any material adverse change in the assets, business or prospects of Debtor or would impair the ability of Debtor to perform its obligations hereunder or under the Note or the Loan or of the Secured Party to enforce any Secured Obligations or realize upon any Collateral.

2.7.  Debtor is not in default in any material respect under, or in violation in any material respect of any of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound and Debtor is in compliance in all material respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders of any foreign, Federal, State or local governmental authority.

2.8.  All representations and warranties contained in this Agreement or any of the agreements concerning the Note or the Loan shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to the Secured Party on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by the Secured Party regardless of any investigation made or information possessed by the Secured Party. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Debtor shall now or hereafter give, or cause to be given, to the Secured Party.

3.  Security Interests.  In order to secure the full and punctual payment and performance of the Secured Obligations in accordance with the terms thereof, Debtor hereby grants to the Secured Party a continuing security interest in and to all of the following property of Debtor, whether now owned or existing or hereafter acquired or arising and regardless of where located (collectively, “Collateral”):

3.1.  Accounts;

3.2.  Documents;

3.3.  Equipment;

3.4.  General Intangibles;

3.6.  Instruments;

3.7.  Inventory;

3.8.  Subsidiary Interests;

3.9.  All other personal property and assets of Debtor;

3.10.  All books and records (including, without limitation, customer lists, supplier lists, credit files, computer programs, printouts and other computer materials and records) of such Debtor pertaining to any of the Collateral; and

3.11.  All Proceeds of any of the Collateral described in the preceding clauses of this Paragraph, in any form, including without limitation insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing.

4.  Further Assurances; Covenants.

4.1.  Debtor shall not change the location of (a) its chief executive office or chief place of business or (b) the locations where it keeps or holds any Collateral, or any records relating to such Collateral, from the Site unless it shall have given the Secured Party at least 45 days’ prior written notice.  Debtor shall not in any event change the location of any Collateral if such change would cause the Security Interests in such Collateral to lapse or cease to be perfected.

4.2.  Debtor shall maintain Inventory only at (a) the Site, (b) at a location in the United States of which the Secured Party have received at least 45 days’ prior written notice, or (c) in transit to a location specified in the preceding clauses.

4.3.  Debtor shall not change its name, identity, any tradename used by it or its corporate structure in any manner unless it shall have given the Secured Party at least 45 days’ prior written notice.

4.4.  Debtor shall cause the Secured Party to be named as an insured party and loss payee on each insurance policy covering  risks relating to any of its Collateral.  Such insurance shall be maintained against such risks as are insured against by companies of established repute in the same or similar lines of business as Debtor, in amounts, under policies, and with insurers reasonably acceptable to the Secured Party.  Debtor will deliver to the Secured Party, upon request of the Secured Party, the insurance policies for such insurance.  Each such insurance policy shall include effective waivers by the insurer of all claims for insurance premiums against the Secured Party, shall provide that, for so long as any Event of Default shall have occurred and be continuing and the insurer shall have received notice thereof from the Secured Party, all insurance proceeds shall be adjusted with and payable to the Secured Party and shall provide that no cancellation or termination thereof shall be effective until at least 30 days after receipt by the Secured Party of written notice thereof.

4.5.  Debtor will, promptly upon request, provide to the Secured Party all information and evidence it may reasonably request concerning the Collateral to enable the Secured Party to enforce the provisions of this Agreement.

4.6.  At the request of the Secured Party, Debtor will join with the Secured Party in executing one or more (1) Financing Statements, (2) Copyright Registration Applications, and/or (3) Notices of Assignment of Copyright pursuant to any applicable law, in form satisfactory to the Secured Party.

4.7  Except in the ordinary course of business, the Debtor shall not, without the prior written approval of the Secured Party sell, encumber or otherwise transfer any Collateral, or agree or attempt to do so.

4.8

(a) Debtor shall notify the Secured Party promptly of: (i) any material delay in Debtor’s performance of any of its obligations to any account debtor or the assertion of any claims, offsets, defenses or counterclaims by any account debtor, or any disputes with account debtors, or any settlement, adjustment or compromise thereof, (ii) all material adverse information relating to the financial condition of any account debtor and (iii) any event or circumstance which, to Debtor’s knowledge would cause any then existing Accounts to no longer be collected pursuant to their original terms. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor without the Secured Party’s consent, except in the ordinary course of Debtor’s business in accordance with practices and policies previously disclosed in writing to Debtor. So long as no Event of Default exists or has occurred and is continuing, Debtor shall settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor. At any time that an Event of Default exists or has occurred and is continuing, the Secured Party shall, at their option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or grant any credits, discounts or allowances.

(b) The Secured Party shall have the right at any time or times, in the Secured Party’s name or in the name of a nominee of the Secured Party, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, facsimile transmission or otherwise.

(c) The Secured Party may, at any time or times that an Event of Default exists or has occurred and is continuing, (i) notify any or all account debtors that the Accounts have been assigned to the Secured Party and that the Secured Party has a security interest therein and the Secured Party may direct any or all accounts debtors to make payment of Accounts directly to the Secured Party, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Accounts or other obligations included in the Collateral and thereby discharge or release the account debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Accounts or such other obligations, but without any duty to do so, and the Secured Party shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action the Secured Party may deem necessary or desirable for the protection of its interests. At any time that an Event of Default exists or has occurred and is continuing, at the Secured Party’s request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to the Secured Party and are payable directly and only to the Secured Party and Debtor shall deliver to the Secured Party such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as the Secured Party may require.

4.9  With respect to the Equipment:

(a) upon the Secured Party’s request, Debtor shall, at its expense, at any time or times as the Secured Party may request on or after an Event of Default, deliver or cause to be delivered to the Secured Party written reports or appraisals as to the Equipment in form, scope and methodology acceptable to the Secured Party and by an appraiser acceptable to the Secured Party;

 (b) Debtor shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted);

(c) Debtor shall use the Equipment with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all material applicable laws;

(d) the Equipment is and shall be used in Debtor’s business and not for personal, family, household or farming use;

(e) the Equipment is now and shall remain personal property and Debtor shall not permit any of the Equipment to be or become a part of or affixed to real property; and

(f) Debtor assumes all responsibility and liability arising from the use of the Equipment unless in the Secured Party’s possession.

4.10  With respect to the Inventory:

(a) upon the Secured Party’s request, Debtor shall, at its expense, no more than once in any twelve (12) month period, but at any time or times as the Secured Party may request on or after an Event of Default, deliver or cause to be delivered to the Secured Party written reports or appraisals as to the Inventory in form, scope and methodology acceptable to the Secured Party and by an appraiser acceptable to the Secured Party, addressed to the Secured Party, upon which the Secured Party are expressly permitted to rely;

(b) Debtor shall produce, use, store and maintain the Inventory with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto);

(c) Debtor assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; and

(d) Debtor shall keep the Inventory in good and marketable condition.

4.11  Debtor shall duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Debtor and with respect to which adequate reserves have been set aside on its books. Debtor shall be liable for any tax or penalties (other than income taxes, franchise taxes and any penalties related thereto) imposed on the Secured Party as a result of the financing arrangements provided for herein and Debtor agrees to indemnify and hold the Secured Party harmless with respect to the foregoing, and to repay to the Secured Party on demand the amount thereof, and until paid by Debtor such amount shall be added and deemed part of the Loan. The foregoing indemnity shall survive the payment of the Secured Obligations and the termination or non-renewal of this Agreement.

4.12.  Except in the ordinary course of business, other than the Secured Obligations, Debtor shall not incur, create, assume, become liable in any manner with respect to, or permit to exist, any obligations or indebtedness.

5.  General Authority. Debtor hereby irrevocably appoints the Secured Party as its true and lawful attorney, with full power of substitution, in the name of Debtor, the Secured Party or otherwise, for the sole use and benefit of the Secured Party, but at such Debtor’s expense, to the extent permitted by law to exercise, at any time and from time to time while an Event of Default has occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral owned by Debtor:  (a) to settle, compromise, compound, prosecute or defend any action or proceeding with respect to the Collateral, (b) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if the Secured Party were the absolute owner of the Collateral; provided, that the Secured Party shall give Debtor not less than 10 days’ prior written notice of the time and place of any sale or other intended disposition of any of the Collateral, except any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market.  Debtor agrees that such notice constitutes “reasonable notification” within the meaning of Section 9-504(3) of the UCC.

6.  Remedies Upon Event of Default.

6.1.  If any Event of Default has occurred and is continuing, the Secured Party may exercise all other rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, the Secured Party may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, sell the Collateral or any part thereof at public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices as the Secured Party may deem satisfactory.  The Secured Party may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale) and thereafter hold the same, absolutely, free from any right or claim of whatsoever kind.  Debtor agrees to execute and deliver such documents and take such other action as the Secured Party deems necessary or advisable in order that any such sale may be made in compliance with law.  Upon any such sale, the Secured Party shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold.  Each purchaser at any such sale shall hold the Collateral so sold to it absolutely, free from any claim or right of whatsoever kind, including any equity or right of redemption of Debtor which may be waived and Debtor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted.  The notice of sale shall, (1) in case of a public sale, state the time and place fixed for such sale, and (2) in the case of a private sale, state the day after which such sale may be consummated.  Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Secured Party may fix in the notice of such sale.  At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Secured Party may determine.  The Secured Party shall not be obligated to make any such sale pursuant to any such notice.  The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned.  In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Secured Party until the selling price is paid by the purchaser thereof, but the Secured Party shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice.  The Secured Party, instead of exercising the power of sale herein conferred upon them, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

6.2.  For the purpose of enforcing any and all rights and remedies under this Agreement, if any Event of Default has occurred and is continuing, then the Secured Party may (a) require Debtor to, and Debtor agrees that it will, at its own expense, forthwith assemble all or any part of the Collateral as directed by the Secured Party and make it available at a place designated by the Secured Party which is, in its opinion, reasonably convenient to the Secured Party and Debtor, whether at the premises of Debtor or otherwise, (b) to the extent permitted by applicable law, enter, with or without process of law and without breach of the peace, any premise where any of the Collateral is or may be located, and without charge or liability to it seize and remove such Collateral from such premises, (c) have access to and use any of Debtor’s books and records relating to the Collateral and (d) prior to the disposition of the Collateral, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent the Secured Party deems appropriate and, in connection with such preparation and disposition, use without charge any trademark, trade name, copyright, patent or technical process used by Debtor.

6.3.  Any laboratory which has possession of any of the Collateral is hereby constituted and appointed by Debtor as pledgeholder for the Secured Party and the Secured Party may authorize each such pledgeholder to sell all or any portion of the Collateral upon the order and direction of the Secured Party, and Debtor hereby waives any and all claims for damages, or otherwise, for any action taken by such pledgeholder.

7.  Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied by the Secured Party in the following order of priorities:

7.1.  First, to payment of the expenses of such sale or other realization, including, on a pari passu basis, reasonable compensation to agents and counsel for the Secured Party and all expenses, liabilities and advances incurred or made by the Secured Party in connection therewith, and any other unreimbursed expenses for which the Secured Party is to be reimbursed under any other agreement or instrument entered into in connection with the Loan or this Agreement and unpaid fees owing to the Secured Party.

7.2.  Next, to the payment of the Secured Obligations, on a pari passu basis, in accordance with the provisions of the Loan, until all such amounts have been paid in full.

7.3.  Finally, to Debtor or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

The Secured Party may make distributions hereunder in cash or in kind or in any combination thereof.

8.  Termination of Security Interest; Release of Collateral. Upon the repayment in full of all Secured Obligations, the Security Interests shall terminate and all rights to the Collateral shall revert to Debtor.  At any time and from time to time prior to such termination of the Security Interests, the Secured Party may release any of the Collateral or release Debtor of its obligations hereunder with the prior written consent of the Secured Party.

9.  Governing Law. This Agreement is governed by and construed in accordance with the laws of the State of California, irrespective of California’s choice-of-law principles.

10.  Further Assurances. Each party to this Agreement shall execute and deliver all instruments and documents and take all actions as may be reasonably required or appropriate to carry out the purposes of this Agreement.

11.  Counterparts and Exhibits. This Agreement may be executed in counterparts, each of which is deemed an original and all of which together constitute one document.  All exhibits attached to and referenced in this Agreement are incorporated into this Agreement.

12.  Time of Essence. Time and strict and punctual performance are of the essence with respect to each provision of this Agreement.

13.  Attorney’s Fees. The prevailing party(ies) in any litigation, arbitration, mediation, bankruptcy, insolvency or other proceeding (“Proceeding”) relating to the enforcement or interpretation of this Agreement may recover from the unsuccessful party(ies) all costs, expenses, and actual attorney’s fees (including expert witness and other consultants’ fees and costs) relating to or arising out of (a) the Proceeding (whether or not the Proceeding proceeds to judgment), and (b) any post-judgment or post-award proceeding including, without limitation, one to enforce or collect any judgment or award resulting from the Proceeding.  All such judgments and awards shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, and actual attorney’s fees.

14.  Modification. This Agreement may be modified only by a contract in writing executed by the party to this Agreement against whom enforcement of the modification is sought.

15.  Headings.  The paragraph headings in this Agreement:  (a) are included only for convenience, (b) do not in any manner modify or limit any of the provisions of this Agreement, and (c) may not be used in the interpretation of this Agreement.

16.  Prior Understandings.  This Agreement and all documents specifically referred to and executed in connection with this Agreement:  (a) contain the entire and final agreement of the parties to this Agreement with respect to the subject matter of this Agreement, and (b) supersede all negotiations, stipulations, understandings, agreements, representations and warranties, if any, with respect to such subject matter, which precede or accompany the execution of this Agreement.

17.  Interpretation.  Whenever the context so requires in this Agreement, all words used in the singular may include the plural (and vice versa) and the word “Person” includes a natural person, a corporation, a firm, a partnership, a joint venture, a trust, an estate or any other entity.  The terms “includes” and “including” do not imply any limitation.  For purposes of this Agreement, the term “day” means any calendar day and the term “business day” means any calendar day other than a Saturday, Sunday or any other day designated as a holiday under California Government Code Sections 6700-6701.  Any act permitted or required to be performed under this Agreement upon a particular day which is not a business day may be performed on the next business day with the same effect as if it had been performed upon the day appointed.  No remedy or election under this Agreement is exclusive, but rather, to the extent permitted by applicable law, each such remedy and election is cumulative with all other remedies at law or in equity.

18.  Partial Invalidity.  Each provision of this Agreement is valid and enforceable to the fullest extent permitted by law.  If any provision of this Agreement (or the application of such provision to any Person or circumstance) is or becomes invalid or unenforceable, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is held invalid or unenforceable, are not affected by such invalidity or unenforceability.

19.  Successors-in-Interest and Assigns.  Debtor may not voluntarily or by operation of law assign, hypothecate, delegate or otherwise transfer or encumber all or any part of its rights, duties or other interests in this Agreement without the prior written consent of the Secured Party, which consent may be withheld in the Secured Party’s sole and absolute discretion.  Any such transfer in violation of this paragraph is void.  Subject to the foregoing and any other restrictions on transferability contained in this Agreement, this Agreement is binding upon and inures to the benefit of the successors-in-interest and assigns of each party to this Agreement

20.  Notices. All notices or other communications required or permitted to be given to a party to this Agreement shall be in writing and shall be personally delivered, sent by certified mail, postage prepaid, return receipt requested, or sent by an overnight express courier service that provides written confirmation of delivery, to such party at the following respective address:

Secured Party:              Spescom Ltd.

P.O. Box 288

Halfway House 1685 Midrand

South Africa

Attention:  Hilton Isaacman

with a copy to:             Solomon, Ward, Seidenwurm & Smith, LLP

401 B Street, Suite 1200

San Diego, CA 92101

Attention: Norman L. Smith

Debtor:                          Altris Software, Inc.

9339 Carroll Park Drive

San Diego, CA 92121

Attention:  John Low

Each such notice or other communication shall be deemed given, delivered and received upon its actual receipt, except that if it is sent by mail in accordance with this paragraph, then it shall be deemed given, delivered and received three days after the date such notice or other communication is deposited with the United States Postal Service in accordance with this paragraph.  Any party to this Agreement may give a notice of a change of its address to the other party(ies) to this Agreement.

21.  Waiver.  Any waiver of a default or provision under this Agreement must be in writing.  No such waiver constitutes a waiver of any other default or provision concerning the same or any other provision of this Agreement.  No delay or omission by a party in the exercise of any of its rights or remedies constitutes a waiver of (or otherwise impairs) such right or remedy.  A consent to or approval of an act does not waive or render unnecessary the consent to or approval of any other or subsequent act.

22.  Drafting Ambiguities.  Each party to this Agreement has reviewed and revised this Agreement and has had the opportunity to have such party’s legal counsel review and revise this Agreement.  Each party to this Agreement acknowledges that this Agreement has been prepared by Solomon Ward Seidenwurm & Smith, LLP (“SWSS”) which represents only the Secured Party, that Debtor is not being represented by SWSS in relation to this Agreement and that Debtor has been advised to retain its own legal counsel. The rule of construction that ambiguities are to be resolved against the drafting party or in favor of the party receiving a particular benefit under an agreement may not be employed in the interpretation of this Agreement or any amendment to this Agreement.

23.  Third Party Beneficiaries.  Nothing in this Agreement is intended to confer any rights or remedies on any Person or entity other than the parties to this Agreement and their respective successors-in-interest and permitted assignees, unless such rights are expressly granted in this Agreement to another Person specifically identified as a “Third Party Beneficiary.”

24.  ARBITRATION OF DISPUTES.  WITHOUT LIMITING IN ANY WAY THE SECURED PARTY’S RIGHT TO ENFORCE ANY REMEDY AVAILABLE UNDER THE UCC WITHOUT FORMAL LEGAL OR JUDICIAL ACTION, ANY CONTROVERSY OR CLAIM RELATING TO THIS AGREEMENT SHALL BE SETTLED BY ARBITRATION IN SAN DIEGO, CALIFORNIA, IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION, AND JUDGMENT UPON THE AWARD RENDERED BY THE ARBITRATOR(S) MAY BE ENTERED IN ANY COURT HAVING JURISDICTION.  THE ARBITRATOR(S) SHALL NOT HAVE THE AUTHORITY TO AWARD PUNITIVE DAMAGES AGAINST ANY PARTY(IES) TO THIS AGREEMENT.  NO PROVISION OF THIS PARAGRAPH SHALL LIMIT THE RIGHT OF ANY PARTY TO EXERCISE SELF–HELP REMEDIES SUCH AS FORECLOSURE AGAINST OR SALE OF ANY REAL OR PERSONAL PROPERTY COLLATERAL OR SECURITY, OR TO OBTAIN PROVISIONAL OR ANCILLARY REMEDIES FROM A COURT OF COMPETENT JURISDICTION BEFORE, AFTER, OR DURING THE PENDENCY OF ANY ARBITRATION OR OTHER PROCEEDING.  THE EXERCISE OF A REMEDY SHALL NOT WAIVE THE RIGHT OF EITHER PARTY TO RESORT TO ARBITRATION.

[Signature Page Follows]

IN WITNESS WHEREOF, Debtor and the Secured Party have each caused this Security Agreement to be executed by its duly authorized representative as of the day and year first written above.

DEBTOR:	ALTRIS SOFTWARE, INC.
a California corporation

	By:	/s/John W. Low

John W. Low

Chief Financial Officer

SECURED PARTY:	SPESCOM LTD.,
a United Kingdom corporation

	By:	/s/Hilton Isaacman

Hilton Isaacman

Director Corporate Finance

SIGNATURE PAGE TO SECURITY AGREEMENT